UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014 (August 27, 2014)

PEN INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1598792
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

APPLIED NANOTECH HOLDINGS, INC.

3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On August 27, 2014 (the “Effective Date”), Applied Nanotech Holdings, Inc., a Texas corporation (the “Company”), together with its wholly owned direct subsidiaries, PEN Inc., a Delaware corporation (“PEN”) and NanoMerger Sub Inc., a Delaware corporation (“Merger Sub”), completed its previously announced combination (the “Combination”) with NanoHolding Inc. (“Nano”) and Carl Zeiss, Inc. (“Zeiss”), pursuant to the terms and conditions of the Agreement and Plan of Merger and Exchange dated as of March 10, 2014, as amended (the “Merger & Exchange Agreement”). In connection with the Combination, we have applied for a new trading symbol to reflect our new name. PEN intends to file an application to have its common stock quoted on the OTCQB tier of the OTC Markets, Inc.

The Combination included three parts: (i) a reincorporation merger, (ii) a subsequent merger of Nano into Merger Sub, and (iii) a subsequent exchange of Zeiss’ interest in Nanofilm Ltd., Nano’s wholly owned subsidiary (“Nanofilm”), for stock in PEN.

Completion of Redomestication into Delaware

As of the Effective Date, the Company consummated its redomestication into the State of Delaware through a merger of the Company into PEN (the “Redomestication Merger”). As a result of the Redomestication Merger, the Company’s separate existence ceased and PEN continued as the surviving corporation and became Merger Sub’s parent.

Completion of Merger of Nano into Merger Sub and Zeiss Exchange

Immediately after the completion of the Redomestication Merger, Nano merged into Merger Sub, with Merger Sub surviving the merger (the “Nano Merger”), and changed its name to Nanofilm Holding Inc. Upon the consummation of the Nano Merger, the separate existence of Nano ceased and Nanofilm Holding Inc. remains a subsidiary of PEN. Following that merger, Zeiss exchanged its units of ownership in Nanofilm Ltd. for stock in PEN (the Exchange”).

Share exchanges and issuances

(i) In the Redomestication Merger each former share of the Company’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date of the Combination (other than shares owned by shareholders who properly exercised and perfected their rights of dissent and appraisal under Texas law) were converted into the right to receive one share of PEN Class A common stock, par value $.0001 per share

(ii) In the Nano Merger, each share of Nano Class A common stock issued and outstanding immediately prior to the Effective Date of the Combination was converted into the right to receive 141.294 shares of PEN Class A common stock, and each share of Nano Class B common stock issued and outstanding immediately prior to the Effective Date of the Combination was converted into the right to receive 141.294 shares of PEN Class B common stock (in each case, rounded up for fractional shares); and

(iii) each unit of Class Z membership interest in Nanofilm, Ltd. held by Zeiss was converted to 141.294 shares of PEN Class Z common stock (rounded up for any fractional share).

The Merger & Exchange Agreement is described in the Company’s current report on Form 8-K filed March 11, 2014. Amendments to the Merger & Exchange Agreement are described in the Company’s current reports on Form 8-K filed May 30, 2014 and July 7, 2014. Such descriptions are incorporated herein by reference. In addition, such descriptions are qualified in their entirety by reference to the full text of the Merger & Exchange Agreement and the subsequent amendments thereto, copies of which were filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed on March 11, 2014, Exhibit 10.1 to the Company’s current report on Form 8-K filed on May 30, 2014 and Exhibit 10.1 to the Company’s current report on Form 8-K filed on July 7, 2014, respectively, and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.01, above, of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As of the Effective Date, outstanding convertible notes of the Company were converted into stock, for which an aggregate of 32,379,288 shares of PEN Class A common stock were issued, and 11,164,620 shares of PEN Class A common stock were issued to directors of the Company in payment of accrued fees. PEN also issued 1,500,000 shares of Class A common stock in satisfaction of a note held by the former CFO of the Company, and issued 6,800,000 shares of Class A common stock to the former COO of the Company pursuant to a Restricted Stock Agreement entered on that date.

An aggregate of 27,670,187 shares of Class A common stock of PEN were issued to the shareholders of NanoHolding in the Nano Merger, and 250,698,105 shares of Class B common stock of PEN were issued to the Rickert Family, Limited Partnership in the Nano Merger. In the Exchange, 47,273,470 shares of Class Z common stock were issued by PEN.

The foregoing issuances of common stock by PEN were not registered under the Securities Act of 1933 in reliance upon an exemption thereunder for transactions not involving a public offering pursuant to Section 4(a)(2) of such Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Prior independent registered public accounting firm

On August 22, 2014, our Board of Directors approved the dismissal of Padgett, Stratemann & Co, LLP (“Padgett”) as our independent registered public accounting firm. We informed Padgett of its dismissal on August 26, 2014. The decision to dismiss Padgett was a result of the completion of the Combination, became effective as of the Effective Date. Padgett did not resign or decline to stand for re-election.

Padgett was engaged as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012. Padgett’s report on the Company’s balance sheet as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity and cash flows as of December 31, 2013 and 2012 (the “Financial Statements”) contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

Padgett’s report on the Company’s Financial Statements contained a separate paragraph stating that “As discussed in note 1 to the consolidated financial statements, the Company has experienced recurring losses from operations and negative cash flow from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the period of time that Padgett served as our independent registered public accounting firm, through the date of dismissal, there were no disagreements with Padgett on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Padgett, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company for the fiscal years ended December 31, 2013 and 2012; and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Padgett with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Padgett to furnish the Company with a letter addressed to the SEC stating whether or not Padgett agrees with the above statements. A copy of Padgett’s letter is attached hereto as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On August 25, 2014, the Board of Directors approved the engagement of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm and Salberg was engaged on August 28, 2014. During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period prior to the August 28, 2014 engagement date of Salberg, neither the Company nor anyone on its behalf consulted Salberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to the Company that Salberg concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 2.01, 3.02 and 3.03, above, and Items 5.02 and 5.03, below of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the shares issued to the Rickert Family, Limited Partnership in the Nano Merger, a change in control of the Company has occurred. The PEN Class B common stock represents approximately 47% of PEN’s outstanding common stock and 99% of the voting control of PEN. Scott Rickert, Ph.D., PEN’s Chief Executive Officer is the sole general partner of the Rickert Family Limited Partnership and has the power to vote the PEN Class B common stock.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

Appointment of Directors

In accordance with the terms of the Merger & Exchange Agreement and effective as of the Effective Date, Paul F. Rocheleau, David Li, and Dr. Zvi Yaniv resigned as members of the Company’s Board of Directors and Douglas Q. Holmes, Jeanne M. Rickert, Dr. Scott E. Rickert, and James Sharp, were appointed as directors of the Company along with Ronald J. Berman, Dr. Robert Ronstadt and Howard Westerman who continue as Directors.

Scott Rickert is the Chief Executive Officer of Nanofilm and of NanoHolding, and is now the Chairman and Chief Executive Officer of PEN. He founded Nanofilm in 1985, leaving a tenured position as a professor of Macromolecular Science to start his business career. He has a B.S. Chem E. from Cornell University and an M.S. and PhD. From Case Western Reserve University. He did post-doctoral work at the University of Pennsylvania. He is 61 years old.

Mr. Holmes is an investment banker and member of Holmes Hollister & Co., having offices in Cleveland and New York City. Mr. Holmes has been an investment banker since 1978. He has been an investment banker in New York and Chicago for Lazard Freres & Co., The First Boston Corporation and Kidder, Peabody & Co. before starting two private investment banks, Carleton McCreary Holmes & Co., which was merged with Key Corp., and subsequently, Holmes Hollister & Co. Mr. Holmes has been a founding partner of a private equity firm, Full Circle Investments, and a mezzanine fund, Key Mezzanine Partners, and has been a principal and board member in several companies as a financial investor. Mr. Holmes has a wide range of merger and acquisition experience, advising both domestic and international corporations on both buying and selling companies, structuring joint ventures, providing fairness opinions and starting new businesses. His corporate finance experience includes public equity and debt offerings, structuring new asset based securities with complex tax structures and privately placing all forms of capital. Industry experience includes automotive/truck, specialty materials, consumer, healthcare, and natural resources. Mr. Holmes received a B.A. from Kenyon College and an M.B.A. from Tuck at Dartmouth College. He is 56 years old.

James Sharp is the initial Zeiss designee to the PEN board. He is President and CEO of Zeiss and he is also President of Carl Zeiss Microscopy. Mr. Sharp began his career 40 years ago as a Zeiss service technician with an undergraduate degree in electrical engineering. Mr. Sharp has served Zeiss in North America as well as in Germany, supervising operations in both light and electron microscopy. Over the years he has held a number of regional and national managerial positions, becoming President of the Microscope Division in 1991. After spending four years at Carl Zeiss Jena GmbH in Germany as Senior Vice President and General Manager of the Microscopy Business Unit, Mr. Sharp returned to the U.S. as head of Carl Zeiss MicroImaging. Prior to the Combintion he was a board member of Nanofilm, and he is a trustee of the Marine Biological Laboratories. He also serves on the board of several Carl Zeiss companies. He is 59 years old.

Jeanne Rickert has served as the General Counsel of Nanofilm since January, 2014. Before that she was a lawyer with the Cleveland office of the international law firm of Jones Day, as Of Counsel in 2013, and as a partner of the firm for the 25 preceding years. Her practice focused on mergers and acquisitions, joint ventures and general corporate and commercial matters. Her undergraduate degree is from Cornell University and her law degree from Case Western Reserve University. She is 61.

The continuing directors, Messrs. Berman and Westerman and Dr. Ronstadt have entered a Lock-Up Agreement that prohibits them from selling shares of our stock, with certain exceptions, during the 180 day period following the Effective Date.

Appointment of Officers

In addition, in accordance with the terms of the Merger & Exchange Agreement, Dr Rickert now serves as our Chief Executive Officer, President and Chairman, Bruce Vereecken as Chief Financial Officer and Treasurer, and Jeanne M. Rickert is now Chief Legal Officer, General Counsel and Secretary.

Bruce V. Vereecken is Chief Financial Officer at Nanofilm. He joined the Company in January 2000 as CFO and assumed responsibility for MIS, Production and Purchasing in January 2001. In 2002 he became Chief Operating Officer of the Company. Previously he worked with Ernst & Young on the audit and consulting staffs and with the BFGoodrich Company in a variety of financial and operating positions. He has a BS and an MBA from the State University of New York at Buffalo. He is 71 years old and is a CPA.

Dr. Rickert’s annual compensation is $205,000 and will not change as a result of the Combination. Similarly compensation for Jeanne Rickert of $75,000 per year and Mr. Vereecken of $200,000 per year will continue. Compensation for board members has not been determined.

The former officers of the Company resigned effective on the Effective Date. In connection with the resignation of Dr. Yaniv, the former Chief Operating Officer and President, his employment agreement was terminated and there was a mutual release of claims through the closing date. We also entered into a Restricted Stock Agreement granting him 6,800,000 shares of Class A common stock, subject to forfeiture. All these shares become vested and not subject to forfeiture on the earlier of a change of control of us, Dr. Yaniv’s death, or if more than 180 days after closing the average trading price of the shares during a measurement period of ten consecutive trading days reaches certain price thresholds. At a $0.10 price, one million of the shares vest, with additional tranches of one million shares vesting if the price reaches $0.15, $0.20, $0.25 and $0.30. The last 1.8 million shares vest at a $0.35 price threshold. Any shares that have not vested five years after the Effective Date will be forfeited. We also entered into a Piggyback Registration Rights Agreement that will allow Dr. Yaniv, subject to other customary terms and conditions, to register shares that are no longer subject to forfeiture if we are registering our shares.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws.

On the Effective Date, the amended and restated certificate of incorporation of PEN became our certificate of incorporation. Moreover, the rights of the registrant’s stockholders, which prior to the Reincorporation Merger were governed by Texas law, are now governed by Delaware law.   Certain differences in the rights of stockholders arise from distinctions between Texas and Delaware law, as well as from differences between the charter instruments of the Company and those of PEN. These differences are more fully described in the section entitled “The Combination—Proposal 1, Comparison of Shareholders’ Rights” beginning on page 77 of the Company’s proxy statement filed with the SEC on July 3, 2014, which section is incorporated herein by reference.

We continue to have authorized shares of preferred stock for which the board can establish by resolution the terms of different series, including their dividends rights, liquidation rights and preferences and voting rights, among other terms. The rights of common stockholders would be junior to the rights of any preferred stock that the board would decide to issue.

While the Company had only one class of common stock, PEN has three classes of common stock. All shares of PEN common stock have the same rights to dividends and the same liquidation rights. The economic rights of the holders of Class A common stock, Class B common stock and Class Z common stock are the same.

Different classes of PEN common stock have different voting rights. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to 100 votes per share. Shares of Class B common stock have only been issued to Rickert Family, Limited Partnership which is controlled by Scott Rickert, our Chairman and Chief Executive Officer. If Class B common stock is no longer controlled by the Rickert family, it automatically converts to Class A common stock. Each share of Class B common stock is also convertible into one share of Class A common stock at any time at the option of the holder.

The Class Z common stock has only been issued to Zeiss in the Exchange. Class Z shares have no voting rights in the election of directors, however the holder of the Class Z common stock will be entitled to nominate one person to serve on our board of directors. James Sharp is the Zeiss designated director on our board. Class Z common stock also has anti-dilutive rights that, subject to limited exceptions, permit holders of Class Z common stock to purchase additional shares or equity rights issued by PEN (on the same terms as made available to third parties by PEN) to maintain their economic ownership percentage. The holders of Class Z common stock are also entitled to receive a copy of any notice sent to the holders of Class A common stock or Class B common stock, as and when the notice is sent to such holders. If Class Z common stock is transferred out of the Zeiss control group, it automatically converts into Class A common stock and, if Zeiss sells or exchanges more than half of the stock it acquires in the Exchange, then all the Class Z common stock automatically converts into Class A common stock. In addition, each share of Class Z common stock is convertible into one share of Class A common stock at any time at the option of the holder.

The PEN certificate of incorporation authorizes additional shares that can be issued by the board without stockholder approval (unless approval is otherwise required by applicable law, regulation, agreement or other arrangements).

A copy of PEN’s Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1(b) to this Current Report and is incorporated herein by reference. Rights of the stockholders under PEN’s Amended and Restated Certificate of Incorporation are described in the section entitled “The Combination—Proposal 1, Comparison of Shareholders’ Rights” beginning on page 77 of the Company’s proxy statement filed with the SEC on July 3, 2014, which section is incorporated herein by reference.

PEN Amended and Restated Bylaws

On the Effective Date, the bylaws of PEN were amended and restated in their entirety. A copy of PEN’s bylaws is filed as Exhibit 3.2 to this Current Report and is incorporated herein by reference. Rights of the stockholders under PEN’s bylaws are described in the section entitled “The Combination—Proposal 1, Comparison of Shareholders’ Rights” beginning on page 77 of the Company’s proxy statement filed with the SEC on July 3, 2014, which section is incorporated herein by reference.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On August 22, 2014, the Company held a special meeting of its stockholders (the “Special Meeting”). As of the record date, there were 157,553,526 shares of common stock entitled to one vote per share. Final results of votes with respect to proposals submitted at the Special Meeting are as follows:

1.	To approve the Merger & Exchange Agreement, and the business combination contemplated thereby.

The Merger & Exchange Agreement and the business combination contemplated thereby were approved, as follows:

Votes For	Votes Against	Abstain
98,392,906	2,906,851	2,620,604

2.	To approve a proposal to amend our Amended and Restated Articles of Incorporation (the “Articles”) to increase our authorized shares of capital stock from 162 million to 502 million and our authorized shares of common stock from 160 million to 500 million.

Amendment of our Articles was approved, as follows:

Votes For	Votes Against	Abstain
95,109,345	8,278,272	532,744

3.	To approve, on an advisory, non-binding basis, certain compensation arrangements with our former Chief Operating Officer that will become effective at the closing of the combination contemplated by Proposal 1.

The compensation arrangements were approved by the following non-binding advisory vote:

Votes For	Votes Against	Abstain
89,453,210	8,984,355	5,482,796

4.	To adjourn the Special Meeting to solicit additional proxies if at the time of the Special Meeting the proxies are not sufficient to approve Proposal 1.

This proposal was withdrawn, as it was not necessary due to the approval by the Company’s stockholders of Proposal 1.

Item 7.01. Regulation FD Disclosure

On September 2, 2014, PEN Inc. issued a press release announcing the completion of the Combination. A copy of press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Exchange dated March 10, 2014 among Applied Nanotech Holdings, Inc., PEN INC., NanoMerger Sub Inc., NanoHolding Inc., and Carl Zeiss, Inc. (Incorporated herein by reference to Exhibit 2.2 of the Company’s Form 8-K filed with the SEC on March 11, 2014).

2.2	First Amendment to Agreement and Plan of Merger and Exchange dated May 28, 2014 among Applied Nanotech Holdings, Inc., PEN INC., NanoMerger Sub Inc., NanoHolding Inc., and Carl Zeiss, Inc. (Incorporated herein by reference to Exhibit 2.2 of the Company’s Form 8-K filed with the SEC on May 30, 2014).

2.3	Second Amendment to Agreement and Plan of Merger and Exchange dated July 2, 2014 among Applied Nanotech Holdings, Inc., PEN INC., NanoMerger Sub Inc., NanoHolding Inc., and Carl Zeiss, Inc. (Incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on July 7, 2014).

3.1	Amended and Restated Certificate of Incorporation of PEN Inc. (Incorporated herein by reference to Annex C, Exhibit B-1 of the Company’s Proxy Statement filed with the SEC on July 3, 2014).

3.2	Bylaws of PEN Inc. (Incorporated herein by reference to Annex C, Exhibit B-2 of the Company’s Proxy Statement filed with the SEC on July 3, 2014).

10.1	Form of Lock-Up Agreement

10.2	Termination of Employment Agreement and Mutual Releases by and between PEN Inc. and its subsididaries and Zvi Yaniv dated August 27, 2014 (Incorporated herein by reference to Exhibit 10.7, Annex A of the Company’s Form 8-K filed with the SEC on March 11, 2014).

10.3	Restricted Stock Agreement by and between PEN Inc. and Zvi Yaniv dated August 27, 2014 (Incorporated herein by reference to Exhibit 10.7, Annex B of the Company’s Form 8-K filed with the SEC on March 11, 2014).

10.4	Piggyback Registration Rights Agreement by and between PEN Inc. and Zvi Yaniv dated August 27, 2014 (Incorporated herein by reference to Exhibit 10.7, Annex C of the Company’s Form 8-K filed with the SEC on March 11, 2014).

16.1	Letter from Padgett, Stratemann & Co, LLP to Securities and Exchange Commission.

99.1	Consolidated Financial Statements of NanoHolding Inc. and Subsidiary for the Six Month Period Ended June 30, 2014 and 2013

99.2	PEN Inc. press release dated September 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEN Inc.

Date: September 2, 2014	By:	/s/ Jeanne M Rickert
Secretary